Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements of CPAC, Inc. on Forms S-8 (File Nos. 333-39529, 333-13361, 333-87695, 333-87697 and 333-46908), and in the Registration Statements of CPAC, Inc. on Amendment No. 1 to Forms S-8 (File Nos. 333-13365 and 333-67819), of our report dated May 25, 2001, relating to the consolidated financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York

June 25, 2001

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